--------------------------------------------------------------------------------

                                 $ [259,749,000]

                         LEHMAN XS TRUST, SERIES 2007-3

                                     Group 1

                         SENIOR/SUBORDINATE CERTIFICATES

                          Lehman Brothers Holdings Inc.
                              (Sponsor and Seller)

                     Structured Asset Securities Corporation
                                   (Depositor)

                                LaSalle Bank N.A.
                                    (Trustee)

                              Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the term sheet supplement dated February 12, 2007 and the prospectus dated November 13, 2006 (this may be obtained on Lehman Brothers' web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

                                  Risk Factors

The Certificates will be subject to certain risks. You should carefully consider the information provided under "Risk Factors" in the terms sheet supplement dated February 12, 2007 and the prospectus dated November 13, 2006 which is conveyed with this document.
--------------------------------------------------------------------------------

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the "SEC"). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

------------------------------------------------------------------------------------------------------------------------------------
                                           Approx.    Est.        Est.
                                           Initial   WAL to      WAL to                                       Interest       Delay/
             Approx.        Coupon /         C/E    10% Call    Maturity      Window to      Principal         Accrual      Accrual
Class *     Size ($) (1)     Margin          (%)    (yrs.)(2)   (yrs.)(2)      Call(2)          Type          Convention     Period
------------------------------------------------------------------------------------------------------------------------------------
  1A-A1      [$63,217]     LIBOR + [%]    [16.50]%   [3.01]      [3.29]      03/07-03/15      Super Senior     Actual/360     0 day
  1A-A2      [$7,949]      LIBOR + [%]     [6.00]%   [3.01]      [3.29]      03/07-03/15     Senior Support    Actual/360     0 day
  1B-A1     [$151,880]     LIBOR + [%]    [16.50]%   [3.01]      [3.29]      03/07-03/15      Super Senior     Actual/360     0 day
 1B-A2(4)   [$140,000]        [%](3)      [16.50]%   [3.01]      [3.29]      03/07-03/15      Super Senior       30/360      24 day
  1B-A3      [$36,703]     LIBOR + [%]     [6.00]%   [3.01]      [3.29]      03/07-03/15     Senior Support    Actual/360     0 day
 1-M1(4)     [$9,963]      LIBOR + [%]     [3.66]%   [5.27]      [5.68]      03/10-03/15      Subordinate      Actual/360     0 day
 1-M2(4)     [$6,055]      LIBOR + [%]     [2.23]%   [5.26]      [5.52]      03/10-03/15      Subordinate      Actual/360     0 day
 1-M3(4)     [$3,711]      LIBOR + [%]     [1.36]%   [5.22]      [5.25]      03/10-03/15      Subordinate      Actual/360     0 day
 1-M4(4)     [$4,297]      LIBOR + [%]     [0.35]%   [4.33]      [4.33]      03/10-04/14      Subordinate      Actual/360     0 day
====================================================================================================================================

(1)   Bond sizes are subject to a permitted variance of +/-10% in the aggregate.

(2)   Based on the Pricing Speed.

(3) The interest rate for the Class 1B-A2 Certificates will equal the rate described above for the first 58 Distribution Dates, and six-month LIBOR + [0.50%] thereafter.

(4)   Not Offered Class

------------------------------   -----------------------------------------------
    1A-A1            1A-A2           1B-A1           1B-A2           1B-A3
   [Aaa/AAA]       [Aaa/AAA]       [Aaa/AAA]       [Aaa/AAA]       [Aaa/AAA]
  LIBOR + [%]     LIBOR + [%]     LIBOR + [%]     LIBOR + [%]     LIBOR + [%]
--------------------------------------------------------------------------------
                                      1-M1
                                     [TBD]
                                  LIBOR + [%]
--------------------------------------------------------------------------------
                                      1-M2
                                     [TBD]
                                  LIBOR + [%]
--------------------------------------------------------------------------------
                                      1-M3
                                     [TBD]
                                  LIBOR + [%]
--------------------------------------------------------------------------------
                                      1-M4
                                     [TBD]
                                  LIBOR + [%]
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

-------------------------------------------------------------------------------------------------------------------------------
                                         To Call (Price = 100 for all Classes)
-------------------------------------------------------------------------------------------------------------------------------
                                                                   PREPAYMENT SPEED
                         ------------------------------------------------------------------------------------------------------
   CLASS                    10% CPR        20% CPR       25% CPR        30% CPR       35% CPR        40% CPR        50% CPR
-------------------------------------------------------------------------------------------------------------------------------
             Window       03/07-01/26    03/07-06/17   03/07-03/15    03/07-09/13   03/07-07/12    03/07-09/11    03/07-07/10
             -----------
             WAL             7.65           3.87          3.01           2.43          2.00           1.67           1.20
             -----------
   1A-A1     Duration        5.557          3.228         2.606          2.157         1.809          1.537          1.130
-------------------------------------------------------------------------------------------------------------------------------
             Window       03/07-01/26    03/07-06/17   03/07-03/15    03/07-09/13   03/07-07/12    03/07-09/11    03/07-07/10
             -----------
             WAL             7.65           3.87          3.01           2.43          2.00           1.67           1.20
             -----------
   1A-A2     Duration        5.535          3.220         2.601          2.154         1.807          1.535          1.129
-------------------------------------------------------------------------------------------------------------------------------
             Window       03/07-01/26    03/07-06/17   03/07-03/15    03/07-09/13   03/07-07/12    03/07-09/11    03/07-07/10
             -----------
             WAL             7.62           3.87          3.01           2.43          2.00           1.67           1.20
             -----------
   1B-A1     Duration        5.543          3.227         2.606          2.157         1.809          1.537          1.130
-------------------------------------------------------------------------------------------------------------------------------
             Window       03/07-01/26    03/07-06/17   03/07-03/15    03/07-09/13   03/07-07/12    03/07-09/11    03/07-07/10
             -----------
             WAL             7.62           3.87          3.01           2.43          2.00           1.67           1.20
             -----------
   1B-A3     Duration        5.521          3.220         2.601          2.154         1.806          1.535          1.129
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                           To Maturity (Price = 100 for all Classes)
--------------------------------------------------------------------------------------------------------------------------------
                                                                    PREPAYMENT SPEED
                         -------------------------------------------------------------------------------------------------------
                            10% CPR        20% CPR        25% CPR        30% CPR       35% CPR        40% CPR        50% CPR
--------------------------------------------------------------------------------------------------------------------------------
             Window       03/07-03/36    03/07-10/29    03/07-09/25    03/07-07/22   03/07-01/20    03/07-02/18    03/07-04/15
             -----------
             WAL             8.06           4.21           3.29           2.66           2.19           1.84           1.32
             -----------
   1A-A1     Duration        5.680          3.389          2.761          2.296         1.938          1.652          1.218
--------------------------------------------------------------------------------------------------------------------------------
             Window       03/07-03/36    03/07-10/29    03/07-09/25    03/07-07/22   03/07-01/20    03/07-02/18    03/07-04/15
             -----------
             WAL             8.06           4.21           3.29           2.66           2.19           1.84           1.32
             -----------
   1A-A2     Duration        5.657          3.380          2.755          2.292         1.935          1.650          1.217
--------------------------------------------------------------------------------------------------------------------------------
             Window       03/07-03/36    03/07-09/29    03/07-09/25    03/07-07/22   03/07-01/20    03/07-02/18    03/07-04/15
             -----------
             WAL             8.00           4.20           3.29           2.66           2.19           1.84           1.32
             -----------
   1B-A1     Duration        5.658          3.385          2.760          2.296         1.938          1.652          1.218
--------------------------------------------------------------------------------------------------------------------------------
             Window       03/07-03/36    03/07-09/29    03/07-09/25    03/07-07/22   03/07-01/20    03/07-02/18    03/07-04/15
             -----------
             WAL             8.00           4.20           3.29           2.66           2.19           1.84           1.32
             -----------
   1B-A3     Duration        5.635          3.377          2.754          2.292         1.935          1.650          1.217
--------------------------------------------------------------------------------------------------------------------------------

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

                              Transaction Overview

Structure:                       Senior/ Subordinate with Overcollateralization.

Pricing Speed:                   Group 1A: 25% CPR
                                 Group 1B: 25% CPR

Mortgage Pools:                  The Mortgage Pools consists of approximately
                                 1,560 conventional, first lien, adjustable, fully amortizing residential mortgage loans having a total principal balance of approximately $425,266,124 as of the Cut-off
                                 Date. Certain characteristics of the mortgage loans are described on page 21 of this termsheet, subject to a permitted variance of +
                                 10% in the aggregate.

Credit Enhancement:              The initial credit support ("C/E") for a class
                                 equals (i) the percentage of the certificates subordinate to such class plus (ii) the initial overcollateralization ("O/C") amount. Rating levels are subject to final approval.

                                 The Senior Certificates will have limited protection by means of the subordination of the Crossed Subordinate Certificates.

                                 Losses that otherwise would be allocated to Class 1A-A1 Certificates will be allocated instead to the Class 1A-A2 Certificates until reduced to zero, and thereafter, to the Class 1A-A1 Certificates until reduced to zero. Losses that otherwise would be allocated to Class 1B-A1 Certificates and Class 1B-A2 Certificates will be allocated instead to the Class 1B-A3 Certificates until reduced to zero, and thereafter, to the Class 1B-A1 Certificates and Class 1B-A2 Certificates, pro rata in proportion to their aggregate Class Principal Amounts, until reduced to zero.

Ratings: All Classes of Senior Certificates are expected to be rated [AAA/Aaa] by two of three rating agencies.

Closing Date:                    February 28, 2007.

Cut-off Date:                    February 1, 2007.

Distribution Date:               The 25th day of each month, or if the 25th day
                                 is not a business day, on the next succeeding business day, beginning on March 26, 2007.

Servicing Fee:                   All loans have servicing fees of either 0.25%
                                 per annum, and approximately 52.20% of the loans have step-up of 0.125% per annum to a rate of 0.375% per annum after the first rate reset date.

Master Servicer:                 Aurora Loan Services LLC (an affiliate of
                                 Lehman Brothers).

Senior Certificates:             Class 1A-A1, Class 1A-A2, Class 1B-A1, Class
                                 1B-A2 and Class 1B-A3 Certificates.

Group 1A Senior Certificates:    Class 1A-A1 and Class 1A-A2 Certificates.

Group 1B Senior Certificates:    Class 1B-A1, Class 1B-A2 and Class 1B-A3
                                 Certificates.

Crossed Subordinate              Class 1-M1, Class 1-M2, Class 1-M3 and Class
Certificates:                    1-M4 Certificates.

The Certificates:                The Senior Certificates and the Crossed
                                 Subordinate Certificates.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

ERISA Eligibility:               The Senior Certificates are expected to be
                                 ERISA eligible; provided that, prior to the termination of the interest rate cap agreement and the swap agreement, the investors in the Senior Certificates (other than the Class 1B-A2
                                 Certificates) meet the requirements of certain investor-based or statutory exemptions as described in the prospectus supplement.

Interest Rate:                   The Interest Rate for the Senior Certificates
                                 (other than the Class 1B-A2 Certificates) and the Crossed Subordinate Certificates for any Accrual Period will be equal to the lesser of
                                 (1) the rate described in the table on page 3 of this termsheet and (2) the applicable Net
                                 Funds Cap (as defined below). The Interest Rate for the Class 1B-A2 Certificates will equal to the lesser of (i) the rate set on page 3 (for the first 58 Distribution Dates) or six-month
                                 LIBOR + [0.50%] thereafter, and (ii) the Pool
                                 1B Net Funds Cap (as defined herein). If the optional redemption is not exercised on the first optional redemption date, beginning with the following Distribution Date, the margin for the Group 1A Senior Certificates and the Group
                                 1B Senior Certificates (other than the Class
                                 1B-A2 Certificates) will double and the margin for the Crossed Subordinate Certificates will increase by 1.50 times their original margin, subject to the applicable Net Funds Cap.

Legal Final Maturity:            March 25, 2037

Interest Rate Swap:              An interest rate swap will be purchased for the
                                 Trust for the benefit of the Senior
                                 Certificates (other than the Class 1B-A2
                                 Certificates) and the Crossed Subordinate
                                 Certificates. Proceeds derived from the
                                 interest rate swap will be applied to pay interest shortfalls, cover Basis Risk
                                 Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay back any Deferred Amounts, and any applicable interest accrued on such amounts, as further described below.

                                 The [sixty] month interest rate swap will obligate the Trust to pay a strike rate as set forth in the table on page 13 of this termsheet on the swap notional amount in each period. The Trust will receive payments equal to an annual rate of [one-month LIBOR] on the swap notional amount for each period over the life of the interest rate swap.

Interest Rate Cap:               An interest rate cap will be purchased for the
                                 Trust Fund for the benefit of the Senior
                                 Certificates (other than the Class 1B-A2
                                 Certificates) and the Crossed Subordinate
                                 Certificates. Proceeds derived from the
                                 interest rate cap will be applied to pay interest shortfalls, cover Basis Risk
                                 Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay back
                                 Deferred Amounts, and any applicable interest accrued on such amounts, as applicable, as further described below.

                                 The [sixty] month Interest Rate Cap will have a strike rate as set forth in the table on page 11 of this termsheet. It will contribute cash in the event one-month LIBOR rises above its strike rate.

Optional Redemption:             The transaction can be called by the Master
                                 Servicer on any Distribution Date following the month in which the aggregate loan principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-off Date aggregate loan principal balance.

                                 If the optional redemption is not exercised on the first optional redemption date, beginning with the following Distribution Date, the margin for the Group 1A Senior Certificates and the Group 1B Senior Certificates (other than the Class 1B-A2 Certificates) will double and the margin for the Crossed Subordinate Certificates will increase by 1.50 times their original margin, subject to the applicable Net Funds Cap.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Interest Payment Priority

The Interest Rate for the Senior Certificates (other than the Class 1B-A2 Certificates) will be equal to the lesser of (i) the rate set on page 3 and (ii) the Pool 1A Net Funds Cap (as defined herein). The Interest Rate for the Class 1B-A2 Certificates will equal to the lesser of (i) the rate set on page 3 (for the first 58 Distribution Dates) or six-month LIBOR + [0.50%] thereafter, and
(ii) the Pool 1B Net Funds Cap (as defined herein). The Interest Rate for the Crossed Subordinate Certificates will be equal to the lesser of (i) the rate set on page 3 and (ii) the Subordinate Net Funds Cap (as defined herein). Interest for the Group 1A Senior Certificates, Group 1B Senior Certificates (other than the Class 1B-A2 Certificates) and the Crossed Subordinate Certificates will be calculated on an actual/360 basis. Interest for the Class 1B-A2 Certificates will be calculated on a 30/360 basis.

The "Accrual Period" for the Group 1A Senior Certificates, Group 1B Senior Certificates (other than the Class 1B-A2 Certificates) and the Crossed Subordinate Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on February 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date. The "Accrual Period" for the Class 1B-A2 Certificates for each Distribution Date will be the calendar month immediately preceding that Distribution Date.

The aggregate Interest Remittance Amount for each Distribution Date will be allocated in the following priority:

(1) To pay any related servicing fees and any mortgage insurance premium, if applicable;

(2) For deposit into the Swap Account, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (the Group 1A Swap Percentage of the Net Swap Payment or Swap Termination Payment to be paid from the Group 1A interest remittance amount and the Group 1B Swap Percentage of the Net Swap Payment or Swap Termination Payment to be paid from the Group 1B interest remittance amount);

(3) To pay Current Interest and Carryforward Interest to the Group 1A Senior Certificates from the Group 1A interest remittance amount (the "Pool 1A Monthly Excess Interest" amount shall be any such Group 1A interest remittance amount remaining after payment of Current Interest and Carryforward Interest to the Group 1A Senior Certificates);

(4) To pay Current Interest and Carryforward Interest to the Group 1B Senior Certificates from the Group 1B interest remittance amount on a pro rata basis in proportion to such amounts (the "Pool 1B Monthly Excess Interest" amount shall be any such Group 1B interest remittance amount remaining after payment of Current Interest and Carryforward Interest to the Group 1B Senior Certificates);

(5) The sum of the Pool 1A Monthly Excess Interest and the Pool 1B Monthly Excess Interest will be deemed "Pool 1A-1B Monthly Excess Interest" and, together with amounts remaining from the principal remittance amount after the application of the priorities set forth under "Principal Payment Priority" below will be distributed as "Pool 1A-1B Monthly Excess Cashflow" as follows:

            i) To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on amounts due, to the extent not paid above;

            ii) To pay Current Interest and Carryforward Interest to the Crossed Subordinate Certificates, sequentially, in order of seniority to the extent unpaid above;

            iii) To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the trust agreement;

            iv) To the Group 1A Senior Certificates and the Group 1B Senior Certificates concurrently, in proportion to the aggregate Class Principal Amount of the Group 1A Senior Certificates and the Group 1B Senior Certificates, after giving effect to principal distributions described below, up to a specified target amount for such Distribution Date, to the Group 1A Senior Certificates and the Group 1B Senior Certificates, in each case in accordance with the priorities set forth under "Principal Payment Priority" below, in reduction of their respective Class Principal Amounts, until reduced to zero;

            v) To the Crossed Subordinate Certificates, in reduction of their respective Class Principal Amounts, after giving effect to principal distributions described below, sequentially, in order of seniority, up to a

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

                  specified target amount for such Distribution Date in accordance with the priorities set forth under "Principal Payment Priority" below, until each such class has been reduced to zero;

            vi) To pay concurrently, (i) to the Group 1A Senior Certificates, up to the Pool 1A Monthly Excess Cashflow Percentage of any remaining Pool 1A-1B Monthly Excess Interest, to pay to the Group 1A Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts to the extent unpaid pursuant to clause (6) of Swap Payment Priority below and clause (4) of Cap Payment Priority below and (ii) to the Group 1B Senior Certificates, up to the Pool 1B Monthly Excess Cashflow Percentage of any remaining Pool 1A-1B Monthly Excess Interest pro rata in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to pay to the Group 1B Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, in the case of the Class 1B-A1 and Class 1B-A3 Certificates, to the extent unpaid pursuant to clause (6) of Swap Payment Priority below and clause (4) of Cap Payment Priority below;

            vii) To pay sequentially, in order of seniority, to the Crossed Subordinate Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid after distributions pursuant to clause (5) of Swap Payment Priority below and clause (5) of Cap Payment Priority below;

            viii) To pay concurrently, to the Group 1A Senior Certificates and the Group 1B Senior Certificates, any remaining applicable Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid pursuant to clause (6) of Swap Payment Priority below (in the case of the Group 1A Senior Certificates, the Class 1B-A1 and the Class 1B-A3 Certificates) and clause (4) of Cap Payment Priority below (in the case of the Group 1A Senior Certificates, the Class 1B-A1 and the Class 1B-A3 Certificates);

            ix) Concurrently, on a pro rata basis, to the Senior Certificates any Deferred Amounts and interest on such Deferred Amounts at the applicable Interest Rate, in proportion to such Deferred Amounts;

            x) To pay sequentially, in order of seniority, to the Crossed Subordinate Certificates any Deferred Amounts;

            xi) To pay the holder of the Class 1-2-X Component of the Class X Certificates in accordance with the Trust Agreement; and

            xii)  To the Class R Certificates, any remaining amount.

The "Pool 1A Monthly Excess Cashflow Percentage" for any Distribution Date shall be a fraction, the numerator of which is the amount of Pool 1A Monthly Excess Interest for such Distribution Date and the denominator of which is Pool 1A-1B Monthly Excess Interest for such Distribution Date.

The "Pool 1B Monthly Excess Cashflow Percentage" for any Distribution Date shall be a fraction, the numerator of which is the amount of Pool 1B Monthly Excess Interest for such Distribution Date and the denominator of which is Pool 1A-1B Monthly Excess Interest for such Distribution Date.

The "Pool Subordinate Amount" for any of Pool 1A or Pool 1B and any Distribution Date (which, for purposes of this definition only, will not be less than zero) is the excess of the pool balance for such Mortgage Pool for the immediately preceding Distribution Date (or the Cut-off date in the case of the first Distribution Date) over the aggregate Class Principal Amount of the Group 1A Senior Certificates (in the case of Pool 1A) or the aggregate Class Principal Amount of the Group 1B Senior Certificates (in the case of Pool 1B) immediately prior to the related Distribution Date.

The "Pool Swap Subordinate Amount" for any of Pool 1A and Pool 1B and any Distribution Date is the product of (1) the aggregate Class Principal Amount of the Crossed Subordinate Certificates immediately prior to the related Distribution Date and (2) a fraction, the numerator of which is the Pool Subordinate Amount for the related Mortgage Pool and the denominator of which is the sum of the Pool Subordinate Amounts for Pool 1A and Pool 1B.

The "Group 1A Swap Percentage" is a fraction, the numerator of which is the aggregate of the Class Principal Amount of the Group 1A Senior Certificates and the Pool Swap Subordinate Amount for Pool 1A and the denominator of which is the

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

aggregate Class Principal Amount of the Group 1A Senior Certificates, the Class 1B-A1 and Class 1B-A3 Certificates and the Crossed Subordinate Certificates.

The "Group 1B Swap Percentage" is a fraction, the numerator of which is the aggregate of the Class Principal Amount of the Class 1B-A1 and Class 1B-A3 Certificates and the Pool Swap Subordinate Amount for Pool 1B and the denominator of which is the aggregate Class Principal Amount of the Group 1A Senior Certificates, the Class 1B-A1 and Class 1B-A3 Certificates and the Crossed Subordinate Certificates.

The "Senior Proportionate Percentage" is defined as: for Pool 1A with respect to any Distribution Date a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 1A for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1A and Pool 1B for such date. For Pool 1B with respect to any Distribution Date a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 1B for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1A and Pool 1B for such date.

The "Principal Distribution Amount" for any Distribution Date and for each Mortgage Pool is an amount equal to the Principal Remittance Amount for such date for such Mortgage Pool minus the Overcollateralization Release Amount attributable to such Mortgage Pool based on the Senior Proportionate Percentage for such Mortgage Pool, if any, for such Distribution Date.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Principal Payment Priority

I. Prior to the Stepdown Date, or whenever a Trigger Event is in effect:

      1) For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty, in the case of Group 1A based on the Group 1A Swap Percentage and in the case of Group 1B based on the Group 1B Subordinate Swap Percentage (to the extent not distributed previously according to "Interest Payment Priority" below);

      2) For deposit into the Swap Account, the portion of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty from the unrelated pool (to the extent not paid previously from clause (1) above);

      3)    To pay concurrently to the following:

            A) The Principal Distribution Amount from Group 1A to the Class 1A-A1 and Class 1A-A2 Certificates, pro rata in proportion to their aggregate Class Principal Amounts, until reduced to zero;

            B) The Principal Distribution Amount from Group 1B concurrently to the Class 1B-A1, Class 1B-A2 and Class 1B-A3 Certificates, pro rata in proportion to their aggregate Class Principal Amounts, until reduced to zero;

      4) If the Senior Certificates related to either group have all been retired, all principal from such group will be allocated to the Senior Certificates of the unrelated group, to be paid in the order described above, until all such Senior Certificates have been reduced to zero;

      5) All remaining principal will be allocated to the Class 1-M1, Class 1-M2, Class 1-M3 and Class 1-M4 Certificates, sequentially and in that order, until reduced to zero; and

      6) For application as part of Pool 1A-1B Monthly Excess Cashflow for such Distribution Date.

II. On or after the Stepdown Date and as long as a Trigger Event is not in effect:

1) For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty, in the case of Group 1A based on the Group 1A Swap Percentage and in the case of Group 1B based on the Group 1B Subordinate Swap Percentage (to the extent not distributed previously according to "Interest Payment Priority" below;

2) For deposit into the Swap Account, the portion of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty from the unrelated pool (to the extent not paid previously from clause (1) above);

3) All principal from each Group will be allocated to the related Senior Certificates, to be paid as described in clause (I)(3) above, provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage in the aggregate;

4) If the Senior Certificates related to either group have been retired, all principal from such group will be allocated to the Senior Certificates of the unrelated group, after giving effect to principal distributions described above, to be paid as described above, until the Targeted Senior Enhancement Percentage has been reached in the aggregate;

5) All remaining principal will be allocated to the Class 1-M1, Class 1-M2, Class 1-M3 and Class 1-M4 Certificates, sequentially, and in that order, until the credit enhancement behind each class is equal to two times the related targeted credit enhancement percentage; and

6) For application as part of Pool 1A-1B Monthly Excess Cashflow for such Distribution Date.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Interest Rate Cap

An Interest Rate Cap will be purchased by the Trust for the benefit of the Class 1A Senior Certificates, Class 1B-A1 Certificates, Class 1B-A3 Certificates and the Crossed Subordinate Certificates. Proceeds derived from the interest rate cap will be applied to pay interest shortfalls, cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay back Deferred Amounts, and any applicable interest accrued on such amounts, as applicable, as further described below. The [sixty] month Interest Rate Cap will contribute cash in the event one-month LIBOR rises above [6.65]% per annum, "the strike rate". The Notional Balance of the Interest Rate Cap will be equal to the lesser of (i) the aggregate Class Principal Amount of the Group 1A Senior Certificates, Class 1B-A1 Certificates, Class 1B-A3 Certificates and the Crossed Subordinate Certificates or (ii) the following schedule:

    --------------------------------        -----------------------------
                      Approximate                          Approximate
                    Notional Balance                    Notional Balance
     Month                ($)               Month              ($)
    --------------------------------        -----------------------------
       1                   0                  31           32,800,334
    --------------------------------        -----------------------------
       2               3,805,558              32           32,483,814
    --------------------------------        -----------------------------
       3               7,291,274              33           32,137,359
    --------------------------------        -----------------------------
       4               10,477,471             34           31,587,252
    --------------------------------        -----------------------------
       5               13,383,315             35           26,095,458
    --------------------------------        -----------------------------
       6               16,026,879             36           25,549,424
    --------------------------------        -----------------------------
       7               18,425,197             37           34,815,852
    --------------------------------        -----------------------------
       8               20,594,327             38           34,191,115
    --------------------------------        -----------------------------
       9               22,549,396             39           33,554,329
    --------------------------------        -----------------------------
      10               24,304,657             40           32,907,839
    --------------------------------        -----------------------------
      11               25,873,534             41           32,253,800
    --------------------------------        -----------------------------
      12               27,268,667             42           31,594,187
    --------------------------------        -----------------------------
      13               28,501,954             43           30,930,813
    --------------------------------        -----------------------------
      14               29,584,592             44           30,265,332
    --------------------------------        -----------------------------
      15               30,527,118             45           29,599,258
    --------------------------------        -----------------------------
      16               31,339,442             46           28,933,966
    --------------------------------        -----------------------------
      17               32,030,880             47           28,270,711
    --------------------------------        -----------------------------
      18               32,610,194             48           27,610,629
    --------------------------------        -----------------------------
      19               33,006,687             49           26,954,747
    --------------------------------        -----------------------------
      20               33,385,034             50           26,303,995
    --------------------------------        -----------------------------
      21               33,674,695             51           25,659,206
    --------------------------------        -----------------------------
      22               33,759,925             52           25,021,129
    --------------------------------        -----------------------------
      23               33,835,421             53           24,390,431
    --------------------------------        -----------------------------
      24               33,871,289             54           30,898,018
    --------------------------------        -----------------------------
      25               33,870,152             55           30,099,521
    --------------------------------        -----------------------------
      26               33,810,730             56           29,294,211
    --------------------------------        -----------------------------
      27               33,697,924             57           30,522,288
    --------------------------------        -----------------------------
      28               33,536,324             58           11,080,831
    --------------------------------        -----------------------------
      29               33,330,223             59            2,482,503
    --------------------------------        -----------------------------
      30               33,083,641             60            2,078,419
    --------------------------------        -----------------------------

On each Payment Date, the cap provider will make payments equal to the product of (a) the excess, if any, of one-month LIBOR for such determination date over the strike rate, (b) the actual number of days in the corresponding accrual period for the transaction divided by 360, and (c) the lesser of the notional balance set forth above and the class principal amount of the Senior Certificates and the Crossed Subordinate Certificates. Payments received under the Interest Rate Cap will only be available to benefit the Senior Certificates and the Crossed Subordinate Certificates or, in certain cases, the Class C-X Certificates.

The Cap Counterparty will have a rating of at least "A' from S&P, Moody's, and Fitch.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Cap Payment Priority

Amounts in the Cap Account will be distributed as follows:

1) to the Group 1A Senior Certificates, Class 1B-A1 Certificates and Class 1B-A3 Certificates, in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount and Monthly Excess Cashflow pro rata in proportion to such remaining amounts;

2) to the Crossed Subordinate Certificates, sequentially, in order of seniority, in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount and Monthly Excess Cashflow;

3) to the Group 1A Senior Certificates, Class 1B-A1 Certificates, Class 1B-A3 Certificates and Crossed Subordinate Certificates, an amount needed to create and maintain the target overcollateralization amount to the extent unpaid pursuant to clause (5)(iv) and clause (5)(v) of Interest Payment Priority above;

4) to the Group 1A Senior Certificates, Class 1B-A1 Certificates and Class 1B-A3 Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid in proportion to such remaining amounts;

5) to the Crossed Subordinate Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid, sequentially in their order of seniority;

6) to the Group 1A Senior Certificates, Class 1B-A1 Certificates and Class 1B-A3 Certificates, Deferred Amounts and interest thereon after distributions pursuant to clause (5)(ix) of Interest Payment Priority above pro rata, in proportion to such amounts;

7) to the Crossed Subordinate Certificates, sequentially, in order of seniority, Deferred Amounts after distributions pursuant to clause (5)(x) of Interest Payment Priority above;

8) to the Class C-X Component of the Class X Certificates, any remaining amount.

With respect to each Distribution Date the sum of all amounts distributed pursuant to clauses (3), (6) and (7) of Cap Payment Priority above and clauses
(5), (8) and (9) of Swap Payment Priority below shall not exceed cumulative realized losses incurred, as reduced by amounts previously distributed pursuant to such clauses.

A Swap or Cap Counterparty shall have (a) either (i) the unsecured, short-term debt obligations rated at least "A-1" by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least "A+" by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade to below "A1") and the unsecured, short-term debt obligations rated at least "P-1" by Moody's (and if rated "P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations rated at least "Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade to below "Aa3"), and
(c) either (i) the unsecured, long-term senior debt obligations are rated at least "A" by Fitch or (ii) the unsecured, short-term debt obligations are rated at least "F1" by Fitch.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Interest Rate Swap Agreement

The [60-month] Interest Rate Swap Agreement (the "Swap Agreement") will obligate the Trust to pay a predetermined annual rate as set forth in the table below on the swap notional amount (as shown below) in each period. The strike rate shown below is not final and is subject to change. The Trust will receive payments equal to an annual rate of [one-month LIBOR] on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the "Net Swap Payment") and will be deposited into an account (the "Swap Account"). The Interest Rate Swap Agreement will be purchased for the benefit of the Group 1A Senior Certificates, Class 1B-A1 Certificates, Class 1B-A3 Certificates and the Crossed Subordinate Certificates

-----------------------------------------------------------------------------
           Approximate                             Approximate
         Notional Balance    Strike              Notional Balance    Strike
Month          ($)          Rate (%)    Month           ($)         Rate (%)
-----------------------------------------------------------------------------
 1              0             5.420       31        63,276,315        4.969
 2         271,466,364        5.434       32        60,194,007        4.976
 3         258,248,399        5.451       33        57,261,797        4.984
 4         245,673,864        5.432       34        54,169,217        4.992
 5         233,711,445        5.436       35        43,110,553        4.999
 6         222,331,352        5.418       36        40,695,526        5.007
 7         211,505,244        5.394       37        29,085,925        5.014
 8         201,206,158        5.357       38        27,450,319        5.022
 9         191,408,444        5.316       39        25,906,669        5.030
 10        182,087,702        5.275       40        24,449,806        5.037
 11        173,220,715        5.224       41        23,074,851        5.045
 12        164,785,400        5.180       42        21,777,200        5.052
 13        156,760,746        5.140       43        20,552,508        5.060
 14        149,126,766        5.099       44        19,396,673        5.067
 15        141,864,445        5.069       45        18,305,825        5.074
 16        134,955,692        5.040       46        17,276,310        5.081
 17        128,383,298        5.022       47        16,304,682        5.088
 18        122,130,892        5.006       48        15,387,685        5.095
 19        115,905,736        4.989       49        14,522,249        5.102
 20        110,260,806        4.974       50        13,705,476        5.110
 21        104,890,720        4.966       51        12,934,629        5.117
 22         99,421,210        4.957       52        12,207,126        5.125
 23         94,421,795        4.953       53        11,520,532        5.132
 24         89,752,539        4.953       54        10,872,545        5.139
 25         85,381,007        4.954       55        10,260,997        5.146
 26         81,222,334        4.934       56         9,677,739        5.152
 27         77,266,156        4.939       57         9,076,411        5.158
 28         73,502,617        4.946       58         4,473,109        5.164
 29         69,922,339        4.954       59          971,978         5.169
 30         66,516,401        4.961       60          789,483         5.175
-----------------------------------------------------------------------------

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Swap Payment Priority
Amounts in the Swap Account will be distributed as follows:

1) to the Swap Counterparty any Net Swap Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution date, to the extent unpaid from the Interest Remittance Amount and the Principal Distribution Amount;

2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement to the extent unpaid from the Interest Remittance Amount and the Principal Distribution Amount;

3) to the Group 1A Senior Certificates, Class 1B-A1 Certificates and Class 1B-A3 Certificates, in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount, Monthly Excess Cashflow and the Interest Rate Cap, pro rata in proportion to such remaining amounts;

4) to the Crossed Subordinate Certificates, sequentially, in order of seniority, in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount, Monthly Excess Cashflow and the Interest Rate Cap;

5) to the Group 1A Senior Certificates, Class 1B-A1 Certificates, Class 1B-A3 Certificates and Crossed Subordinate Certificates, an amount needed to create and maintain the target overcollateralization amount to the extent unpaid after distributions pursuant to clause (5)(iv) and clause (5)(v) of Interest Payment Priority above and clause (3) of Cap Payment Priority above;

6) to the Group 1A Senior Certificates, Class 1B-A1 Certificates and Class 1B-A3 Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid after distributions pursuant to clause (4) of Cap Payment Priority above, pro rata in proportion to such remaining amounts;

7) to the Crossed Subordinate Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid after distributions pursuant to clause
(5) of Cap Payment Priority above, sequentially, in their order of seniority;

8) to the Group 1A Senior Certificates, Class 1B-A1 Certificates and Class 1B-A3 Certificates, Deferred Amounts and interest thereon after distributions pursuant to clause (5)(ix) of Interest Payment Priority above and clause (6) of Cap Payment Priority above, pro rata, in proportion to such amounts;

9) to the Crossed Subordinate Certificates, sequentially, in order of seniority, Deferred Amounts after distributions pursuant to clause (5)(x) of Interest Payment Priority above and clause (7) of Cap Payment Priority above;

10) if applicable, for application to the purchase of a replacement Swap Agreement;

11) to the Swap Counterparty unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger event owed to the Swap Counterparty pursuant to the Swap Agreement; and

12) to the Class S-X Component of the Class X Certificates, any remaining amount.

With respect to each Distribution Date the sum of all amounts distributed pursuant to clauses (3), (6) and (7) of Cap Payment Priority above and clauses
(5), (8) and (9) of Swap Payment Priority below shall not exceed cumulative realized losses incurred, as reduced by amounts previously distributed pursuant to such clauses.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Other Definitions

Current Interest

"Current Interest" for any Class of Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that Class.

Carryforward Interest

"Carryforward Interest" for each Class of Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Net Funds Cap

The "Net Funds Cap" means the Pool 1A Net Funds Cap, the Pool 1B Net Funds Cap or the Subordinate Net Funds Cap, as the context requires.

The "Pool 1A Net Funds Cap" for each Distribution Date will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Pool 1A Optimal Interest Remittance Amount (as defined below) for such date over (y) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date allocable to Pool 1A as described herein and (2) 12, and the denominator of which is the pool balance for Pool 1A for the immediately preceding Distribution Date, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

The "Pool 1B Net Funds Cap" for each Distribution Date and the Class 1B-A1 and Class 1B-A3 Certificates will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Pool 1B Optimal Interest Remittance Amount (as defined below) for such date over (y) the product of (i) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date allocable to Pool 1B as described herein and (ii) a percentage, the numerator of which is the aggregate Class Principal Amount of the Group 1B Senior Certificates and the Pool Swap Subordinate Amount for Pool 1B and the denominator of which is the aggregate Class Principal Amount of the Class 1B-A1 and Class 1B-A3 Certificates and the Pool Swap Subordinate Amount for Pool 1B and (2) 12, and the denominator of which is the pool balance for Pool 1B for the immediately preceding Distribution Date, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

The "Pool 1B Net Funds Cap" for each Distribution Date and the Class 1B-A2 Certificates will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the Pool 1B Optimal Interest Remittance Amount (as defined below) for such date and (2) 12, and the denominator of which is the pool balance for Pool 1B for the immediately preceding Distribution Date.

The "Pool 1B Effective Net Funds Cap" for each Distribution Date will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Pool 1B Optimal Interest Remittance Amount (as defined below) for such date over (y) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date allocable to Pool 1B as described herein and (2) 12, and the denominator of which is the pool balance for Pool 1B for the immediately preceding Distribution Date, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

The "Subordinate Net Funds Cap" for any Distribution Date will be the weighted average of the Pool 1A Net Funds Cap and the Pool 1B Effective Net Funds Cap weighted on the basis of the Pool Swap Subordinate Amount for each pool for that Distribution Date.

The "Pool 1A Optimal Interest Remittance Amount" with respect to each Distribution Date will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in Pool 1A, as of the first day of the related collection period divided by (y) 12 and (B) the aggregate pool balance of Pool 1A for the immediately preceding Distribution Date.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

The "Pool 1B Optimal Interest Remittance Amount" with respect to each Distribution Date will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in Pool 1B, as of the first day of the related collection period divided by (y) 12 and (B) the aggregate pool balance of Pool 1B for the immediately preceding Distribution Date.

The "Net Mortgage Rate" with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the sum of the servicing fee rate and, in the case of an insured Mortgage Loan, the mortgage insurance fee rate.

Basis Risk Shortfall

"Basis Risk Shortfall": With respect to any Class of Certificates and each Distribution Date, the excess of (a) the amount of interest payable to a Class of Certificates, as calculated at the applicable interest rate, without regard to the applicable Net Funds Cap, over (b) the amount calculated at the applicable Net Funds Cap.

The "Unpaid Basis Risk Shortfall" for any Class of Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate (without regard to the applicable Net Funds Cap), less all payments made with respect to such Class of Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Trigger Events

A "Trigger Event" will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [ ]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

     Distribution Date                           Loss Percentage
     -----------------                           ---------------

March 2010 to February 2011        [ ]% for the first month, plus an additional
                                   1/12th of [ ]% for each month thereafter

March 2011 to February 2012        [ ]% for the first month, plus an additional
                                   1/12th of [ ]% for each month thereafter

March 2012 to February 2013        [ ]% for the first month, plus an additional
                                   1/12th of [ ]% for each month thereafter

March 2013 and thereafter          [ ]%

The "Rolling Three Month Delinquency Rate" with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The "Delinquency Rate" for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

"Cumulative Realized Losses" with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by
(y) the Cut-off Date Balance of the loans.

The "Senior Enhancement Percentage" for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Crossed Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amounts of the Senior Certificates have been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage before giving effect to distributions on that Distribution Date to the certificates is greater than or equal to approximately [12.00]% (the "Targeted Senior Enhancement Percentage") or (ii) the 37th Distribution Date.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Losses

Losses that are not covered by mortgage insurance are allocated in the following order: excess spread, overcollateralization, the Crossed Subordinate Certificates in inverse order of priority, and then the Group 1A Senior Certificates (in the case of losses in Pool 1A) and the Group 1B Senior Certificates (in the case of losses in Pool 1B) have been reduced to zero, except that losses allocated to the Class 1A-A1 Certificates and will instead be first allocated to the Class 1A-A2 Certificates until they are reduced to zero, and thereafter to the Class 1A-A1 Certificates until reduced to zero, and that losses allocated to the Class 1B-A1 Certificates and Class 1B-A2 Certificates will instead be first allocated to the Class 1B-A3 Certificates until they are reduced to zero, and thereafter to the Class 1B-A1 Certificates and Class 1B-A2 Certificates, pro rata in proportion to their aggregate Class Principal Amounts, until reduced to zero. The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an "Applied Loss Amount".

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the "Deferred Amount" for each Class will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds
(y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A "Subsequent Recovery" is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Credit Enhancement

Subordination

The Senior Certificates will have limited protection by means of the subordination of the Crossed Subordinate Certificates. The Senior Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution. Each Class of Crossed Subordinate Certificates will be senior to all other Classes of Crossed Subordinate Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance and there is no excess interest, the Certificates will be reduced by the Applied Loss Amount in inverse order of priority of distribution until the Class 1-M4 Certificates, the Class 1-M3 Certificates, the Class 1-M2 Certificates, the Class 1-M1 Certificates, and then the Group 1A Senior Certificates (in the case of losses in Pool 1A) and the Group 1B Senior Certificates (in the case of losses in Pool 1B) have been reduced to zero, except that losses allocated to the Class 1A-A1 Certificates and will instead be first allocated to the Class 1A-A2 Certificates until they are reduced to zero, and thereafter to the Class 1A-A1 Certificates until reduced to zero, and that losses allocated to the Class 1B-A1 Certificates and Class 1B-A2 Certificates will instead be first allocated to the Class 1B-A3 Certificates until they are reduced to zero, and thereafter to the Class 1B-A1 Certificates and Class 1B-A2 Certificates, pro rata in proportion to their aggregate Class Principal Amounts, until reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate Certificate Principal Amount
(Overcollateralization or "OC"). Excess interest will be used to create and maintain the OC Target.

The "OC Target" with respect to any Distribution Date (x) prior to the Stepdown Date is an amount equal to [0.35]% of the aggregate pool balance as of the Cut-off Date and (y) for any Distribution Date on or after the Stepdown Date, is equal to the greater of (1) the lesser of (a) [0.35]% of the aggregate pool balance as of the Cut-off Date and (b) the product of [0.70]% of the aggregate pool balance as of the last day of the Collection Period and (2) the OC Floor; provided, however, for any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target in effect for the immediately preceding Distribution Date.

The "OC Floor" is an amount equal to [0.35]% of the aggregate Cut-off Date collateral balance.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                               Contacts
--------------------------------------------------------------------------------
MBS Trading and Structuring     Rich McKinney                (212) 526-8320
                                Khalil Kanaan                (212) 526-8320
                                Sandeep Bharatwaj            (212) 526-8320
                                Jeffrey Winkler              (212) 526-8320

MBS Banking                     Mike Hitzmann                (212) 526-5806
                                Maxine Wolfowitz             (212) 526-2751
                                Kejian Wu                    (212) 526-4005
                                Christopher Del Medico       (212) 526-3374
--------------------------------------------------------------------------------

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

----------------------------------------------------------------------------------------------------------------------------
                                        LXS 2007-3 Collateral Summary - Group 1A *
----------------------------------------------------------------------------------------------------------------------------
Total Number of Loans                                      282         Occupancy Status
Total Outstanding Loan Balance                     $75,709,311         Primary Home                         54.00% +/- 1.00%
Average Loan Principal Balance              $268,472 +/- 3.00%         Investment                           42.13% +/- 1.00%
Percentage of Loans with Prepayment                                    Second Home                           3.87% +/- 1.00%
Penalties                                     23.82% +/- 1.00%
Weighted Average Coupon                      8.124% +/- 0.050%
Weighted Average Margin                        4.148% +/- 0.1%
Weighted Average Original Term (mo.)                 360 +/- 1         Geographic Distribution
Weighted Average Remaining Term (mo.)                358 +/- 1         (Other states account individually
                                                                       for less than 5% of the Cut-off
Weighted Average Loan Age (mo.)                        2 +/- 1         Date principal balance.)
Weighted Average Original LTV                 95.95% +/- 1.00%         CA                                   14.69% +/- 1.50%
Original LTV > 80 and no MI (whole pool)       2.64% +/- 0.20%         AZ                                   13.07% +/- 1.50%
Weighted Average FICO                                729 +/- 2         IL                                   10.80% +/- 1.50%
                                                                       FL                                    6.38% +/- 1.50%
Prepayment Penalty (years)                                             GA                                    5.61% +/- 1.50%
None                                          76.18% +/- 1.00%
0.001 to 1.000                                 2.90% +/- 1.00%
1.001 to 2.000                                 1.48% +/- 1.00%         Lien Position
2.001 to 3.000                                19.44% +/- 1.00%         First                                        100.00%
----------------------------------------------------------------------------------------------------------------------------

* The Mortgage Loan data is shown herein as of the Cut-Off Date for each Mortgage Loan. Mortgage Loans may be removed from or added to the mortgage pool which may change its collateral principal balance by as much as 5% of the mortgage pool shown above.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                      Collateral Characteristics - Group 1A
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Scheduled Principal Balances
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
        ($)                                 Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
0.01 to 50,000.00                             2      $    85,412.74        0.11%
50,000.01 to 100,000.00                      23        1,775,570.43        2.35
100,000.01 to 150,000.00                     40        5,226,879.43        6.90
150,000.01 to 200,000.00                     39        6,881,409.04        9.09
200,000.01 to 250,000.00                     42        9,350,866.27       12.35
250,000.01 to 300,000.00                     38       10,475,117.60       13.84
300,000.01 to 350,000.00                     26        8,374,755.01       11.06
350,000.01 to 400,000.00                     24        9,028,042.95       11.92
400,000.01 to 450,000.00                     19        8,162,316.12       10.78
450,000.01 to 500,000.00                      9        4,306,366.03        5.69
500,000.01 to 550,000.00                      5        2,566,500.00        3.39
550,000.01 to 600,000.00                      6        3,411,745.98        4.51
600,000.01 to 650,000.00                      6        3,760,329.56        4.97
650,000.01 to 700,000.00                      2        1,336,500.00        1.77
950,000.01 to 1,000,000.00                    1          967,500.00        1.28
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

Minimum:       $ 36,883
Maximum:       $967,500
Average:       $268,472

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1A (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 Mortgage Rates
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
        ($)                                 Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
6.001 to 6.500                                7      $ 1,990,134.58        2.63%
6.501 to 7.000                               35       12,205,373.87       16.12
7.001 to 7.500                               33        9,689,538.79       12.80
7.501 to 8.000                               50       12,922,181.56       17.07
8.001 to 8.500                               50       12,339,790.72       16.30
8.501 to 9.000                               51       11,777,062.11       15.56
9.001 to 9.500                               31        8,727,253.99       11.53
9.501 to 10.000                              17        3,488,501.55        4.61
10.001 to 10.500                              5        1,507,800.00        1.99
10.501 to 11.000                              3        1,061,673.99        1.40
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

Minimum:               6.125%
Maximum:              10.700%
Weighted Average:      8.124%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1A (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Original Terms to Stated Maturity
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
      (Months)                              Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
301 to 360                                  282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

Minimum:               360
Maximum:               360
Weighted Average:      360

--------------------------------------------------------------------------------
                       Remaining Terms to Stated Maturity
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
      (Months)                              Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
241 to 360                                  282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

Minimum:               354
Maximum:               360
Weighted Average:      358

--------------------------------------------------------------------------------
                                    Seasoning
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
      (Months)                              Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
None                                          3      $   862,250.00        1.14%
1 to 12                                     279       74,847,061.16       98.86
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

Minimum:                   0
Maximum:                   6
Weighted Average:          2

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1A (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Original Loan-to-Value Ratio
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
        (%)                                 Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
80.001 to 90.000                             61      $19,543,924.34       25.81%
90.001 to 100.000                           221       56,165,386.82       74.19
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

Minimum:                                 81.630%
Maximum:                                100.000%
Weighted Average:                        95.951%

--------------------------------------------------------------------------------
                          Combined Loan-to-Value Ratio
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
        (%)                                 Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
80.001 to 85.000                             20      $ 6,141,702.61        8.11%
85.001 to 90.000                             41       13,402,221.73       17.70
90.001 to 95.000                             45       11,679,095.05       15.43
95.001 to 100.000                           176       44,486,291.77       58.76
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

Minimum:                 81.630%
Maximum:                100.000%
Weighted Average:        95.951%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1A (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Primary Mortgage Insurance Carrier
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
                                            Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
None                                          5      $ 2,001,600.00        2.64%
PMI                                         252       65,058,242.29       85.93
Triad Guaranty Insurance Company             25        8,649,468.87       11.42
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

For loans with original Loan-to-Value ratio greater than 80%

--------------------------------------------------------------------------------
                      Primary Mortgage Insurance Percentage
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
        (%)                                 Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
N/A                                           5      $ 2,001,600.00        2.64%
17.000                                       20        6,141,702.61        8.11
30.000                                       40       12,767,993.60       16.86
35.000                                       45       11,871,584.97       15.68
40.000                                      172       42,926,429.98       56.70
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

For loans with original Loan-to-Value ratio greater than 80%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1A (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   FICO Score
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
                                            Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
601 to 620                                    1      $   369,000.00        0.49%
621 to 640                                    9        2,744,555.01        3.63
641 to 660                                   12        3,210,049.72        4.24
661 to 680                                   12        3,231,474.49        4.27
681 to 700                                   22        4,711,879.01        6.22
701 to 720                                   49       14,912,562.15       19.70
721 to 740                                   51       13,717,283.98       18.12
741 to 760                                   48       13,542,850.39       17.89
761 to 780                                   45       12,096,904.31       15.98
781 to 800                                   24        5,247,582.82        6.93
801 to 820                                    9        1,925,169.28        2.54
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

Minimum:                                620
Maximum:                                809
Weighted Average:                       729

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1A (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Loan Purpose
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
                                            Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
Purchase                                    216      $53,482,824.16       70.64%
Cash Out Refinance                           36       12,356,737.17       16.32
Rate/Term Refinance                          30        9,869,749.83       13.04
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Property Type
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
                                            Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
Single Family                               154      $40,679,792.76       53.73%
Planned Unit Development                     63       17,775,936.12       23.48
Two-to-Four Family                           37       10,217,780.65       13.50
Condominium                                  28        7,035,801.63        9.29
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1A (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 States - Top 10
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
                                            Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
CA                                           27      $11,125,336.62       14.69%
AZ                                           30        9,892,332.46       13.07
IL                                           31        8,173,101.69       10.80
FL                                           20        4,827,504.01        6.38
GA                                           16        4,248,222.06        5.61
CO                                           14        3,443,256.76        4.55
VA                                            9        2,855,403.33        3.77
UT                                           10        2,821,650.00        3.73
OH                                           13        2,750,210.26        3.63
NJ                                            7        2,668,310.10        3.52
Other                                       105       22,903,983.87       30.25
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Interest Only Loan Term
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
        (Months)                            Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
0                                            57      $11,566,952.53       15.28%
60                                           17        4,542,779.00        6.00
120                                         208       59,599,579.63       78.72
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Balloon Loan Flag
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
                                            Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
Fully Amortizing                            282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1A (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Prepayment Penalty Term in Years
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
        (Years)                             Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
None                                        217      $57,672,516.94       76.18%
0.333                                         1          518,000.00        0.68
0.417                                         5        1,156,388.96        1.53
0.500                                         1          520,000.00        0.69
2.000                                         5        1,123,299.44        1.48
3.000                                        53       14,719,105.82       19.44
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Documentation Type
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
                                            Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
Stated Documentation                        158      $42,570,460.17       56.23%
Full Documentation                           80       19,251,398.84       25.43
No Ratio Documentation                       31        9,808,659.34       12.96
No Documentation                             13        4,078,792.81        5.39
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1A (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Product Type
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
                                            Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
2/28 ARM (LIBOR)                              7      $ 2,401,693.07        3.17%
3/27 ARM (LIBOR)                            201       49,414,963.15       65.27
10/20 ARM (LIBOR)                            33       10,172,195.94       13.44
10/1 ARM (LIBOR)                             10        3,026,704.62        4.00
7/23 ARM (LIBOR)                             30       10,058,755.23       13.29
7/1 ARM (LIBOR)                               1          634,999.15        0.84
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      Index
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
                                            Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
1 Year LIBOR (WSJ/1 Mo Lead)                 11      $ 3,661,703.77        4.84%
6 Month LIBOR (1st Business Day)            271       72,047,607.39       95.16
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1A (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Originator
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
                                            Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
AURORA LOAN SERVICES LLC                    268      $70,608,854.58       93.26%
MORTGAGE IT                                  13        4,865,556.62        6.43
NEW CENTURY CAPITAL CORP                      1          234,899.96        0.31
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1A (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Gross Margin
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
     (%)                                    Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
2.001 to 2.500                               74      $23,892,654.94       31.56%
4.501 to 5.000                              207       51,137,156.22       67.54
6.501 to 7.000                                1          679,500.00        0.90
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

Minimum:           2.250%
Maximum:           6.800%
Weighted Average:  4.148%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1A (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Initial Periodic Rate Cap
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
     (%)                                    Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
2.000                                       208      $51,816,656.22       68.44%
5.000                                        11        3,661,703.77        4.84
6.000                                        63       20,230,951.17       26.72
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

Minimum:          2.000%
Maximum:          6.000%
Weighted Average: 3.214%

--------------------------------------------------------------------------------
                             Subsequent Periodic Cap
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
     (%)                                    Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
2.000                                       282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

Minimum:            2.000%
Maximum:            2.000%
Weighted Average:   2.000%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1A (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Maximum Rate
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
     (%)                                    Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
11.501 to 12.000                              2      $   667,750.00        0.88%
12.001 to 12.500                             12        4,337,833.73        5.73
12.501 to 13.000                             34       11,860,623.87       15.67
13.001 to 13.500                             30        7,569,694.26       10.00
13.501 to 14.000                             50       12,694,581.56       16.77
14.001 to 14.500                             48       12,111,936.10       16.00
14.501 to 15.000                             50       11,681,662.11       15.43
15.001 to 15.500                             31        8,727,253.99       11.53
15.501 to 16.000                             17        3,488,501.55        4.61
16.001 to 16.500                              5        1,507,800.00        1.99
16.501 to 17.000                              3        1,061,673.99        1.40
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

Minimum:           11.775%
Maximum:           16.700%
Weighted Average:  14.076%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1A (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      Floor
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
     (%)                                    Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
2.001 to 2.500                               69      $22,896,400.32       30.24%
2.501 to 3.000                                2          673,000.00        0.89
3.001 to 3.500                                2          227,854.62        0.30
3.501 to 4.000                                1           95,400.00        0.13
6.001 to 6.500                                2          430,900.00        0.57
6.501 to 7.000                               10        2,850,115.81        3.76
7.001 to 7.500                               17        3,862,618.73        5.10
7.501 to 8.000                               36        8,519,508.64       11.25
8.001 to 8.500                               38       10,036,621.40       13.26
8.501 to 9.000                               49       11,331,662.11       14.97
9.001 to 9.500                               31        8,727,253.99       11.53
9.501 to 10.000                              17        3,488,501.55        4.61
10.001 to 10.500                              5        1,507,800.00        1.99
10.501 to 11.000                              3        1,061,673.99        1.40
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

Minimum:          2.250%
Maximum:         10.700%
Weighted Average: 6.555%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1A (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Next Rate Adjustment Date
--------------------------------------------------------------------------------
                                                                       % of Pool
                                          Mortgage     Principal       Principal
                                            Loans      Balance ($)      Balance
--------------------------------------------------------------------------------
2008-08                                       1      $   679,500.00        0.90%
2008-11                                       2          737,400.00        0.97
2008-12                                       2          690,000.00        0.91
2009-01                                       2          294,793.07        0.39
2009-10                                       2          367,000.00        0.48
2009-11                                      20        4,895,934.14        6.47
2009-12                                      95       24,959,025.49       32.97
2010-01                                      82       18,576,003.52       24.54
2010-02                                       2          617,000.00        0.81
2013-09                                       1          234,899.96        0.31
2013-11                                       8        2,887,306.78        3.81
2013-12                                      10        2,614,918.44        3.45
2014-01                                      12        4,956,629.20        6.55
2016-11                                       7        2,875,955.50        3.80
2016-12                                      16        4,865,599.23        6.43
2017-01                                      19        5,212,095.83        6.88
2017-02                                       1          245,250.00        0.32
--------------------------------------------------------------------------------
Total:                                      282      $75,709,311.16      100.00%
--------------------------------------------------------------------------------

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

----------------------------------------------------------------------------------------------------------------------------
                                         LXS 2007-3 Collateral Summary - Group 1B*
----------------------------------------------------------------------------------------------------------------------------
Total Number of Loans                                    1,278         Occupancy Status
Total Outstanding Loan Balance                    $349,556,813         Primary Home                         58.15% +/- 1.00%
Average Loan Principal Balance              $273,518 +/- 3.00%         Investment                           33.36% +/- 1.00%
Percentage of Loans with Prepayment                                    Second Home                           8.50% +/- 1.00%
Penalties                                     53.94% +/- 1.00%
Weighted Average Coupon                      7.969% +/- 0.050%
Weighted Average Margin                        2.411% +/- 0.1%
Weighted Average Original Term (mo.)                 360 +/- 1
Weighted Average Remaining Term (mo.)                357 +/- 1         Geographic Distribution
Weighted Average Loan Age (mo.)                         3+/- 1         (Other states account individually
                                                                       for less than 5% of the Cut-Off Date
Weighted Average Original LTV                97.54 % +/- 1.00%         principal balance.)
Original LTV > 80 and no MI (whole pool)       0.13% +/- 0.20%         CA                                   14.51% +/- 1.50%
Weighted Average FICO                                721 +/- 2         FL                                   13.24% +/- 1.50%
                                                                       UT                                    7.16% +/- 1.50%
Prepayment Penalty (years)                                             AZ                                    6.28% +/- 1.50%
None                                          46.06% +/- 1.00%         CO                                    5.73% +/- 1.50%
0.001 to 1.000                                 1.87% +/- 1.00%         VA                                    5.61% +/- 1.50%
1.001 to 2.000                                 1.47% +/- 1.00%         WA                                    5.46% +/- 1.50%
2.001 to 3.000                                50.61% +/- 1.00%
                                                                       Lien Position
                                                                       First                                        100.00%
----------------------------------------------------------------------------------------------------------------------------

* The Mortgage Loan data is shown herein as of the Cut-Off Date for each Mortgage Loan. Mortgage Loans may be removed from or added to the mortgage pool which may change its collateral principal balance by as much as 5% of the mortgage pool shown above.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1B
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Scheduled Principal Balances
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
       ($)                                Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
0.01 to 50,000.00                           21      $    903,676.70        0.26%
50,000.01 to 100,000.00                    158        11,706,969.80        3.35
100,000.01 to 150,000.00                   226        28,481,604.28        8.15
150,000.01 to 200,000.00                   178        31,077,979.09        8.89
200,000.01 to 250,000.00                   133        30,076,458.08        8.60
250,000.01 to 300,000.00                   102        28,117,509.04        8.04
300,000.01 to 350,000.00                    56        18,186,201.81        5.20
350,000.01 to 400,000.00                    39        14,480,840.44        4.14
400,000.01 to 450,000.00                   100        43,250,944.39       12.37
450,000.01 to 500,000.00                   110        52,922,484.58       15.14
500,000.01 to 550,000.00                    52        27,344,864.32        7.82
550,000.01 to 600,000.00                    58        33,345,704.21        9.54
600,000.01 to 650,000.00                    27        16,962,072.83        4.85
650,000.01 to 700,000.00                    10         6,819,316.84        1.95
700,000.01 to 750,000.00                     7         5,080,187.39        1.45
750,000.01 to 800,000.00                     1           800,000.00        0.23
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

Minimum:       $ 28,392
Maximum:       $800,000
Average:       $273,518

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1B (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 Mortgage Rates
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
       (%)                                Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
6.001 to 6.500                               6      $  2,799,394.07        0.80%
6.501 to 7.000                              90        40,695,250.48       11.64
7.001 to 7.500                             252        82,275,799.40       23.54
7.501 to 8.000                             327        86,231,158.40       24.67
8.001 to 8.500                             244        53,711,382.15       15.37
8.501 to 9.000                             189        42,947,310.88       12.29
9.001 to 9.500                              80        19,159,515.40        5.48
9.501 to 10.000                             63        14,881,854.82        4.26
10.001 to 10.500                            17         3,862,097.14        1.10
10.501 to 11.000                             7         2,254,542.22        0.64
11.001 to 11.500                             2           295,900.00        0.08
11.501 to 12.000                             1           442,608.84        0.13
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

Minimum:                6.250%
Maximum:               11.925%
Weighted Average:       7.969%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1B (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Original Terms to Stated Maturity
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
      (Months)                            Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
301 to 360                               1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

Minimum:               360
Maximum:               360
Weighted Average:      360

--------------------------------------------------------------------------------
                       Remaining Terms to Stated Maturity
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
      (Months)                            Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
241 to 360                               1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

Minimum:               353
Maximum:               360
Weighted Average:      357

--------------------------------------------------------------------------------
                                    Seasoning
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
      (Months)                            Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
None                                         7      $  3,470,113.00        0.99%
1 to 12                                  1,271       346,086,700.80       99.01
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

Minimum:                   0
Maximum:                   7
Weighted Average:          3

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1B (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Original Loan-to-Value Ratio
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
       (%)                                Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
80.001 to 90.000                           198      $ 58,330,546.31       16.69%
90.001 to 100.000                        1,080       291,226,267.49       83.31
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

Minimum:                 81.670%
Maximum:                100.000%
Weighted Average:        97.545%

--------------------------------------------------------------------------------
                          Combined Loan-to-Value Ratio
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
       (%)                                Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
80.01 to 85.00                              45      $ 13,497,236.69        3.86%
85.01 to 90.00                             153        44,833,309.62       12.83
90.01 to 95.00                              80        28,392,871.63        8.12
95.01 to 100.00                          1,000       262,833,395.86       75.19
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

Minimum:                 81.670%
Maximum:                100.000%
Weighted Average:        97.545%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1B (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Primary Mortgage Insurance Carrier
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
                                          Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
None                                         1      $    463,000.00        0.13%
PMI                                        872       216,262,138.62       61.87
Radian Guaranty                              2           429,000.00        0.12
Triad Guaranty Insurance Company           403       132,402,675.18       37.88
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

For loans with original Loan-to-Value ratio greater than 80%

--------------------------------------------------------------------------------
                      Primary Mortgage Insurance Percentage
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
       (%)                                Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
N/A                                          1      $    463,000.00        0.13%
17.00                                       45        13,497,236.69        3.86
25.00                                        1           132,000.00        0.04
30.00                                      153        44,833,309.62       12.83
35.00                                       81        28,689,871.63        8.21
40.00                                      997       261,941,395.86       74.94
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

For loans with original Loan-to-Value ratio greater than 80%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1B (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   FICO Score
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
                                          Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
601 to 620                                   3      $    949,640.00        0.27%
621 to 640                                  62        15,512,177.72        4.44
641 to 660                                  65        16,496,042.52        4.72
661 to 680                                  96        25,373,390.85        7.26
681 to 700                                 204        55,680,005.05       15.93
701 to 720                                 197        56,101,404.88       16.05
721 to 740                                 211        59,841,536.33       17.12
741 to 760                                 185        50,164,543.84       14.35
761 to 780                                 145        40,452,543.90       11.57
781 to 800                                  86        22,271,110.91        6.37
801 to 820                                  23         6,588,714.48        1.88
821 to 840                                   1           125,703.32        0.04
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

Minimum:                                620
Maximum:                                823
Weighted Average:                       721

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1B (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Loan Purpose
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
                                          Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
Purchase                                 1,052      $275,066,691.24       78.69%
Cash Out Refinance                         157        50,822,056.26       14.54
Rate/Term Refinance                         69        23,668,066.30        6.77
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Property Type
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
                                          Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
Single Family                              754      $191,409,859.99       54.76%
Planned Unit Development                   263        92,381,955.28       26.43
Condominium                                131        37,239,828.05       10.65
Two-to-Four Family                         130        28,525,170.48        8.16
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1B (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 States - Top 10
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
                                          Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
CA                                         107      $ 50,729,570.10       14.51%
FL                                         151        46,290,675.79       13.24
UT                                          96        25,035,134.57        7.16
AZ                                          62        21,937,568.82        6.28
CO                                          70        20,026,510.43        5.73
VA                                          62        19,626,708.98        5.61
WA                                          62        19,078,397.50        5.46
NV                                          38        15,022,149.51        4.30
MD                                          44        14,861,174.72        4.25
TX                                          84        13,748,744.81        3.93
Other                                      502       103,200,178.57       29.52
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Interest Only Loan Term
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
    (Months)                              Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
0                                          276      $ 51,212,352.71       14.65%
120                                      1,002       298,344,461.09       85.35
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Balloon Loan Flag
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
                                          Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
Fully Amortizing                         1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1B (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Prepayment Penalty Term in Years
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
       (Years)                           Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
0.000                                      574      $161,004,038.38       46.06%
0.333                                        2         1,011,250.00        0.29
0.417                                        1           556,000.00        0.16
0.500                                       14         4,150,004.64        1.19
1.000                                        3           810,250.00        0.23
2.000                                       20         5,125,389.08        1.47
3.000                                      664       176,899,881.70       50.61
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Documentation Type
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
                                          Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
Stated Documentation                       624      $191,986,236.81       54.92%
Full Documentation                         527       111,919,505.59       32.02
No Ratio Documentation                     119        42,184,806.69       12.07
No Documentation                             8         3,466,264.71        0.99
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1B (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Product Type
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
                                          Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
5/25 ARM (LIBOR)                         1,248      $342,977,100.73       98.12%
5/1 ARM (LIBOR)                             30         6,579,713.07        1.88
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      Index
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
                                          Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
1 Year LIBOR (WSJ/1 Mo Lead)                30      $  6,579,713.07        1.88%
6 Month LIBOR (1st Business Day)         1,248       342,977,100.73       98.12
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1B (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Originator
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
                                          Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
AURORA LOAN SERVICES LLC                 1,253      $337,082,235.56       96.43%
MORTGAGE IT                                 21        11,123,528.31        3.18
NEW CENTURY CAPITAL CORP.                    2           922,049.93        0.26
AMERICAN HOME MORTGAGE                       2           429,000.00        0.12
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1B (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Gross Margin
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
      (%)                                 Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
1.501 to 2.000                               1      $    259,999.00        0.07%
2.001 to 2.500                             820       238,229,074.09       68.15
2.501 to 3.000                             456       110,872,904.66       31.72
6.501 to 7.000                               1           194,836.05        0.06
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

Minimum:          2.000%
Maximum:          6.875%
Weighted Average: 2.411%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1B (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Initial Periodic Rate Cap
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
      (%)                                 Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
5.000                                       30      $  6,579,713.07        1.88%
6.000                                    1,248       342,977,100.73       98.12
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

Minimum:            5.000%
Maximum:            6.000%
Weighted Average:   5.981%

--------------------------------------------------------------------------------

                             Subsequent Periodic Cap
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
      (%)                                 Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
2.000                                    1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

Minimum:          2.000%
Maximum:          2.000%
Weighted Average: 2.000%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1B (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Maximum Rate
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
      (%)                                 Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
11.501 to 12.000                             3      $    639,000.00        0.18%
12.001 to 12.500                            14         4,442,657.14        1.27
12.501 to 13.000                            95        41,993,350.48       12.01
13.001 to 13.500                           249        82,152,236.33       23.50
13.501 to 14.000                           325        85,134,708.40       24.36
14.001 to 14.500                           239        52,191,682.15       14.93
14.501 to 15.000                           183        42,106,660.88       12.05
15.001 to 15.500                            80        19,159,515.40        5.48
15.501 to 16.000                            63        14,881,854.82        4.26
16.001 to 16.500                            17         3,862,097.14        1.10
16.501 to 17.000                             7         2,254,542.22        0.64
17.001 to 17.500                             2           295,900.00        0.08
17.501 to 18.000                             1           442,608.84        0.13
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

Minimum:          11.625%
Maximum:          17.925%
Weighted Average: 13.950%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1B (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      Floor
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
      (%)                                 Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
2.001 to 2.500                             762      $223,963,815.16       64.07%
2.501 to 3.000                              41        10,185,751.51        2.91
3.001 to 3.500                              10         3,056,117.73        0.87
3.501 to 4.000                               6           840,650.00        0.24
6.501 to 7.000                               4         1,468,836.05        0.42
7.001 to 7.500                              10         3,459,750.00        0.99
7.501 to 8.000                              42        11,995,510.03        3.43
8.001 to 8.500                              98        23,668,485.39        6.77
8.501 to 9.000                             143        32,010,297.24        9.16
9.001 to 9.500                              72        17,170,597.67        4.91
9.501 to 10.000                             63        14,881,854.82        4.26
10.001 to 10.500                            17         3,862,097.14        1.10
10.501 to 11.000                             7         2,254,542.22        0.64
11.001 to 11.500                             2           295,900.00        0.08
11.501 to 12.000                             1           442,608.84        0.13
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

Minimum:            2.250%
Maximum:           11.925%
Weighted Average:   4.371%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 1B (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Next Rate Adjustment Date
--------------------------------------------------------------------------------
                                                                       % of Pool
                                        Mortgage       Principal       Principal
                                          Loans        Balance ($)      Balance
--------------------------------------------------------------------------------
2011-07                                      1      $    221,791.78        0.06%
2011-08                                      3           968,397.16        0.28
2011-09                                     26         7,150,503.92        2.05
2011-10                                    198        38,829,638.89       11.11
2011-11                                    701       155,356,883.63       44.44
2011-12                                    241        92,685,920.54       26.52
2012-01                                    101        50,873,564.88       14.55
2012-02                                      7         3,470,113.00        0.99
--------------------------------------------------------------------------------
Total:                                   1,278      $349,556,813.80      100.00%
--------------------------------------------------------------------------------

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.